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                                                                    Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Henry Schein, Inc.
Melville, New York


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Henry Schein, Inc. (the "Company") on Form S-3 of our reports dated February 28, 1999 relating to the consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 26, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

May 24, 1999